Exhibit 10.1

Amendment No. 1

to the

TRI Pointe Homes, Inc.

2013 Long-Term Incentive Plan

Pursuant to Section 5.2 of the TRI Pointe Homes, Inc. 2013 Long-Term Incentive Plan (the “Plan”), this First Amendment (this “Amendment”) to the Plan is made and shall be effective as of June 23, 2014, subject to the requisite approval of this Amendment by the stockholders of TRI Pointe Homes, Inc. (the “Company”).

1. The first sentence of Section 1.5 of the Plan is deleted in its entirety and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 10,942,517 shares of Common Stock shall be available for all awards under this Plan, of which no more than 10,942,517 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.

2. The following paragraph shall be added to the end of Section 1.5 of the Plan:

Subject to adjustment as provided in Section 5.7, notwithstanding anything herein to the contrary, options and SARs may be granted, in the aggregate, to any one participant with respect to a maximum of 2,000,000 shares of Common Stock during a single calendar year. In addition, any Stock Award (other than a Bonus Stock Award) or Performance Award may be granted, in the aggregate, to any one participant, with respect to a maximum of 2,000,000 shares of Common Stock during a single calendar year. Such numbers shall be calculated and adjusted pursuant to Section 5.7 only to the extent that such calculation or adjustment will not affect the status of any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The maximum cash amount payable pursuant to that portion of a Performance Award earned for any 12-month period to any participant under this Plan shall not exceed $10.0 million.

3. Except as expressly provided herein, all other provisions of the Plan shall remain in full force and effect and are hereby ratified and confirmed.

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IN WITNESS WHEREOF, this amendment to the Plan is executed as of June 23, 2014.

TRI POINTE HOMES, INC., a Delaware corporation

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer